Exhibit 99.1

Ryerson Acquires Specialty Metals Processing

(Chicago – September 7, 2021) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it has acquired Specialty Metals Processing (“SMP”), a toll processor located in Stow, Ohio. SMP processes stainless steel, aluminum, titanium and nickel alloy products in a variety of industries including aerospace. SMP’s expertise in buffing, grinding and polishing finishes adds to Ryerson’s value-added processing capabilities to provide better customer experiences.

“We are pleased to welcome SMP to the Ryerson Family of Companies as a recognized leader in toll processing,” said Eddie Lehner, Ryerson’s President and Chief Executive Officer. “This strategic acquisition builds upon our value-added capabilities and further strengthens our excellent stainless products franchise while reinforcing our mission of providing great customer experiences across our network of intelligently connected industrial metals service centers.”

Mike Burbach, Ryerson’s Chief Operating Officer, added, “SMP is renowned for its expertise in flat roll polishing and will enhance Ryerson’s stainless processing capabilities providing a more complete and integrated value-added experience for our stainless customers. We are delighted to have SMP join the Ryerson Family of Companies.”

Bob Wilson, SMP President, stated, “SMP is happy to have joined the Ryerson Family of Companies and to bring our value-added services to customers across the network. We are excited to watch our brand and business grow.”

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 3,900 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Media and Investor Contact:

Justine Carlson

Investor Relations

312.292.5130

investorinfo@ryerson.com